Exhibit 99.2

CACHET FINANCIAL SOLUTIONS, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

C O N T E N T S

Statement of Operations Three Months Ended March 31, 2014	2

Statement of Operations Year Ended December 31, 2013	3

Notes to Financial Statements	4 - 6

On March 4, 2014, Cachet Financial Solutions, Inc. (“Cachet”) purchased certain assets and operations involving the development and sale of certain mobile banking technologies (Select Mobile Money Premier or “Select”) from DeviceFidelity Inc. (“DFI”).  The aggregate purchase price of up to $2.125 million includes $1.125 million paid at closing and contingent consideration aggregating up to $1.0 million based on satisfaction of certain performance related contingencies.

The unaudited pro forma condensed combined financial information has been derived from the audited financial statements of Cachet for the year ended December 31, 2013 and the unaudited financial statements for the three months ended March 31, 2014 and the audited abbreviated financial statements of Select Mobile Money as of and for the year ended December 31, 2013 and the unaudited financial information for the period from January 1 to March 4, 2014.

The unaudited pro forma condensed combined financial information has been prepared pursuant to the requirements of Article 11 of Regulation S-X to give effect to the acquisition which has been accounted for as a purchase business combination in accordance with ASC 805 “Business Combinations”. The assumptions, estimates, and adjustments herein have been made solely for the purposes of developing the unaudited pro forma condensed financial information and are based on available information and certain assumptions that Cachet management believes are reasonable.

The following financial information presents unaudited pro forma condensed combined financial statements of Cachet and Select as if the acquisition of assets and operations of Select and related financing had been completed as of January 1, 2013 for the pro forma statement of operations for the year ended December 31, 2013 and as of January 1, 2014 for the three months ended March 31, 2014.  These unaudited pro forma condensed combined financial statements should be read in conjunction with the audited financial statements and related notes of Cachet and Select.  The notes to these unaudited pro forma condensed combined financial statements contain additional information about the basis of presentation of these financial statements and the pro forma adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
CACHET FINANCIAL SOLUTIONS, INC. AND SELECT

	Historical
	Cachet Financial Solutions, Inc. 3 Months Ended March 31, 2014	Select January 1 to March 4, 2014		Pro Forma Adjustments	As adjusted Pro Forma Combined
Revenue	$476,482	$22,034		$-	$498,516

Cost of Revenue	618,529	25,227	(1)	91,000	734,756

Gross Loss	(142,047)	(3,193)		(91,000)	(236,240)

Operating Expenses	1,904,483	186,698			2,091,181

Operating Loss	(2,046,530)	(189,891)		(91,000)	(2,327,421)

Interest Expense	(764,946)	-	(2)	(626,000)	(1,390,946)

Other Non - Operating Expense	(60,407)	-			(60,407)

Net Loss	$(2,871,883)	$(189,891)		$(717,000)	$(3,778,774)

Basic and Fully Diluted Shares Outstanding	6,117,842		(2)	130,200	6,248,042

Net Loss Per Share - Basic and Fully Diluted	$(0.47)				$(0.60)

The accompanying notes are an integral part of these condensed combined pro forma financial statements and contain descriptions of the pro forma adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
CACHET FINANCIAL SOLUTIONS, INC. AND SELECT

	Historical for the year ended December 31, 2013				As adjusted
	Cachet Financial Solutions, Inc.	Select		Pro Forma Adjustments	Pro Forma Combined
Revenue	$1,179,603	$929,124		$-	$2,108,727

Cost of Revenue	2,462,087	152,276	(1)	528,000	3,142,363

Gross (Loss)/Profit	(1,282,484)	776,848		(528,000)	(1,033,636)

Operating Expenses	6,757,650	960,732			7,718,382

Operating Loss	(8,040,134)	(183,884)		(528,000)	(8,752,018)

Interest Expense	(2,804,594)	-	(2)	(3,997,000)	(6,801,594)

Other Non - Operating Expenses	(3,120,291)	-			(3,120,291)

Net Loss	$(13,965,019)	$(183,884)		$(4,525,000)	$(18,673,903)

Basic and Fully Diluted Shares Outstanding	3,897,081		(2)	672,200	4,569,281

Net Loss Per Share - Basic and Fully Diluted	$(3.58)				$(4.09)

The accompanying notes are an integral part of these condensed combined pro forma financial statements and contain descriptions of the pro forma adjustments.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
CACHET FINANCIAL SOLUTIONS, INC. AND SELECT

Acquisition and basis of presentation

On March 4, 2014, Cachet Financial Solutions, Inc. (“Cachet”) purchased certain assets and operations involving the development and sale of certain mobile banking technologies (Select Mobile Money Premier or “Select”) from DeviceFidelity Inc. (“DFI”).  The aggregate purchase price of up to $2.125 million includes $1.125 million paid at closing and contingent consideration aggregating up to $1.0 million based on satisfaction of certain performance related contingencies.

The pro forma condensed combined financial information of Cachet and Select has been derived from the audited financial statements of Cachet and the audited abbreviated financial statements of Select Mobile Money as of and for the year ended December 31, 2013 and the unaudited financial statements of Cachet and Select for the three months ended March 31, 2014 and the period from January 1 to March 4, 2014,  respectively.

Prior to the purchase, Select was not a separate legal entity nor a subsidiary of DFI and was not accounted for as a separate standalone business. DFI did not maintain distinct and separate accounts for Select to prepare complete financial statements and the abbreviated financial statements omitted certain overhead and other allocations such as interest and taxes from DFI. Therefore, the abbreviated financial statements of Select are not intended to be a complete presentation of its assets and liabilities and revenue and expenses and may not be indicative of the financial condition or results of operations that might have arisen had it been a standalone entity.

Certain information and disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the U.S. (“ GAAP”) have been condensed or omitted pursuant to applicable rules and regulations. However, Cachet management believes that the disclosures provided herein, taken together with those included in Cachet’s Annual Report on Form 10-K for the year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and the abbreviated financial statements of Select Mobile Money are adequate to make the information presented not misleading.

The unaudited pro forma condensed combined financial statements are provided for informational purposes only and do not purport to present Cachet’s financial position or results of operations which would actually have been obtained had the acquisition been completed as of the date or for the periods presented, or the financial position or results of operations that may be obtained in the future.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
CACHET FINANCIAL SOLUTIONS, INC. AND SELECT

1. Acquisition and allocation of purchase price

As of the date of the acquisition, the Company recorded both the cash consideration paid of $1.125 million at closing and an estimated $906,000 for the estimated contingent consideration for a total purchase price of $2.031 million. Based upon a preliminary valuation of the assets acquired, the fair value of assets, and related lives, has been allocated as follows:

	Estimated Fair Value	Estimated Life (Months)
Property and Equipment	$4,000	36
Proprietary Software	917,000	36
Contract Values	781,000	36-60
Goodwill	329,000	NA
Total	$2,031,000

This allocation is subject to the finalization of the contingent payments and resulting effect on the valuation of the assets acquired.

Contract values represent the expected contingent consideration to be paid upon execution of contracts with certain financial institution customers. The estimated lives are based on the initial terms of those contracts.

2. Amortization of acquired assets

Amortization of the proprietary software and contract values has been reflected using the values and asset lives as described in Note 1 and is reflected as pro forma adjustment (1) in the unaudited pro forma condensed combined statement of operations.

Pro forma incremental amortization expense includes the following for the year ended December 31, 2013 and three months ended March 31, 2014.

	Year Ended December 31, 2013	Three Months Ended March, 31, 2014
Proprietary Software	$306,000	$54,000
Contract Values	222,000	37,000
Incremental amortization expense	$528,000	$91,000

3. Transaction Financing and Related Costs

The Company borrowed $1.5 million to finance the initial cash due at closing and the first contingent payment on a short term basis with a maturity of 72 days. These borrowings in the full amount bear an interest at a contractual rate of 24%. In addition to the stated rate of interest the lender will receive shares of common stock with a value based on a percentage of the loan amount and the number of days the loan is outstanding. The per share price used in estimating the number of shares is $2.40 based on the terms of the agreement. For purposes of these pro forma statements of operations interest expense and weighted average shares outstanding, the value of the shares issued was based on the assumption the loan is outstanding for the periods presented and is in default after the stated maturity.  After the default, the interest rate increases to 48%. The amount of the share based consideration was calculated at $3.3 million (1.38 million shares issued) for the year ended December 31, 2013 and $581,000 (242,000 shares issued) for the three months ended March 31, 2014.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
CACHET FINANCIAL SOLUTIONS, INC. AND SELECT

Pro forma interest expense also assumes that the contingent payments are financed at an annual rate of interest from other short-term borrowings on the assumed payment dates. Pro forma interest expense including the share based consideration and related weighted outstanding shares is reflected as pro forma adjustment (2).

The effect of a 1/8% change in the interest rate on the amounts financed for the additional contingent payments is not material.

5. Income taxes

In 2013 Cachet was an S-Corporation under the provisions of the Internal Revenue Code and applicable state regulations.  As of the date of the acquisition in 2014, Cachet’s S-Corporation status had been terminated and therefore the Cachet will be treated as a C-Corporation in 2014. For purposes of these pro forma financial statements, no income tax asset or benefit was included in the pro forma condensed combined balance sheet or statement of operations because a full valuation allowance would have been established on the deferred tax asset as it would be more likely than not that future tax benefits will not be realized.

6. Basic and diluted income (loss) per share

Basic income (loss) per common share is computed by dividing net income (loss) by the weighted average common shares outstanding. Fully diluted income (loss) per common shares is computed by dividing net income (loss) by the weighted average common shares outstanding and common shares equivalents related to stock options when dilutive. The effect of any outstanding common stock equivalents has not been included in the pro forma per share amounts as it would be anti-dilutive.

Pro forma weighted average shares outstanding were as follows for the periods ended:

	December 31, 2013	March 31, 2014
Weighted Average Shares Outstanding – Historical	3,897,081	6,117,842
Incremental Shares from Financing	672,200	130,200
Weighted Average Shares – Basic and Fully Diluted	4,569,281	6,248,042